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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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    Rule 14a-11(c) or Rule 14a-12


                              QUALITY DINING, INC.
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                (Name of Registrant as Specified In Its Charter)


                                    NBO, LLC
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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
FOR IMMEDIATE RELEASE

CONTACT
Lawrence E. Dennedy
MacKenzie Partners, Inc.
212-929-5500

                LEADING INDEPENDENT PROXY ADVISORY FIRM ENDORSES
             NBO SLATE AND ELIMINATION OF QUALITY DINING POISON PILL
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    -- HIGHLY CRITICAL OF QUALITY DINING MANAGEMENT AND BOARD OF DIRECTORS --

Southfield, MI, March 1, 2000 - Institutional Shareholder Services (ISS), the largest independent proxy advisory firm, recommended that shareholders of Quality Dining, Inc. (NASDAQ:QDIN) vote the GOLD PROXY CARD to elect the nominees proposed by NBO, LLC for election to the Board of Directors at Quality Dining's Annual Meeting of Shareholders, scheduled to be held on Tuesday, March 7, 2000. ISS also recommended that shareholders vote in favor of NBO's proposal recommending that the Board eliminate the company's poison pill.

In its report, issued yesterday, ISS pointed out that the NBO Nominees would "be an injection of independence in the current board" as well as "an impetus for improving performance."

ISS dismissed as not plausible management's claims that NBO undertook its 1998 investment in Quality Dining and subsequent proxy contest to gain access to sensitive information or buy the company cheaply. It noted that management's claims regarding results of the company's strategy are "certainly not reflected in the stock price, which is dwindling to all-time lows" and criticized steps by the company to curtail key shareholder rights. In addition, ISS questioned the logic underpinning management's criticism of financing for NBO's $5 per share cash merger proposal. ISS also critically highlighted Quality Dining's leases of real estate and a corporate aircraft from the CEO, Dan Fitzpatrick, his family and "affiliated outside" director Ezra Friedlander, as well as the granting of change-in-control packages and option repricings to executives "while the company incurred losses." ISS also dismissed management's claims that NBO as "both bidders and board members" represented a problematic conflict, suggesting instead that ordinary mechanisms in use at other companies would suffice to address the situation.

NBO's nominee for director, David W. Schostak, stated that, "ISS views this proxy contest as a referendum on a sale of Quality Dining. We believe that Quality Dining has been managed with an abysmal lack of good corporate governance and should be sold in an auction to the highest bidder, whether it be to NBO or another buyer, in order to maximize value for all shareholders. We are gratified that ISS, such a well-known independent third party, apparently agrees with our position."

ISS, based in Rockville, Maryland, is a leading proxy voting advisor to several hundred banks, pension funds, money managers and other institutional investors regarding proxy voting, corporate governance proposals and other shareholder-related issues.



NY2/883922/03/72816.0003
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NBO, a 9.6% shareholder of Quality Dining, Inc., is the largest non-management shareholder of the company. NBO has nominated David W. Schostak and Mark S. Schostak as candidates for director and made a proposal recommending elimination of the company's poison pill at Quality Dining's 2000 Annual Meeting of Shareholders in Mishawaka, Indiana.



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